UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 1, 2024

Date of Report (Date of earliest event reported)

AIRSHIP AI HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40222	93-4974766
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

8210 154th Ave NE Redmond, WA	98052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 462-4250

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AISP	The Nasdaq Stock Market LLC
Warrants	AISPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2024, Airship AI Holdings, Inc. (the “Company”) appointed Mark E. Scott (age 70), our interim Chief Financial Officer, as the Chief Financial Officer of the Company, effective March 1, 2024. Previously, Mr. Scott served as our interim Chief Financial Officer since November 2021 and served as a consultant from February 2021 to November 2021.

Mr. Scott has served as a consultant and Chief Financial Officer for Valterra Partners LLC, a private equity firm, from 2017 to 2024.  Mr. Scott also served as a consultant and Chief Financial Officer of Valuto, Inc., a bitcoin kiosk company, from January 2021 to November 2021. Mr. Scott served as a Consultant and Chief Financial Officer from August 2014 to December 2020 of GrowLife, Inc., an equipment supplier to the cultivation industry. Mr. Scott also served as a member of the Board of Directors and Secretary of GrowLife, Inc. February 2017 to December 2020.

Mr. Scott has operated a wholly owned consulting firm where he advises companies on financial matters. Mr. Scott has significant financial, SEC and merger and acquisition experience in public and private microcap companies. Mr. Scott is a certified public accountant and received a Bachelor of Arts in Accounting from the University of Washington.

In connection with his appointment as Chief Financial Officer, the Company entered into an executive employment agreement with Mr. Scott on March 1, 2024 (the “Employment Agreement”), which provides for a base salary of $250,000 annually. Mr. Scott is also eligible to participate in annual performance-based bonus programs established by the Company’s board of directors or compensation committee, subject to the achievement of applicable performance criteria established by the Company’s board or compensation committee, which shall be determined in good faith by the Company’s board or compensation committee. Mr. Scott was also granted options to purchase up to Twenty Five Thousand (25,000) shares of common stock of the Company with an exercise price equal to the closing price of the Company’s common stock on March 1, 2024, which options vested in full on the date of issuance.

There is no family relationship between Mr. Scott and any other executive officer or director of the Company. There have been no related transactions, and none are currently proposed  between or among Mr. Scott, the Company, executive officer, director, promoter or control person.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2024

AIRSHIP AI HOLDINGS, INC.

	By:	/s/ Victor Huang
	Name:	Victor Huang
	Title:	Chief Executive Officer

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